EXHIBIT 11(B)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the following with respect to Post-Effective Amendment No. 49 to the Registration Statement under the Securities Act of 1933 on Form N-1A (File No. 33-20827) of The RBB Fund, Inc.:

   (BULLET) The incorporation by reference of our reports dated October 17, 1997 on our audit of the financial statements and financial highlights of the Government Securities, Money Market, Municipal Money Market, Government Obligations Money Market, and New York, Municipal Money Market Portfolios, Boston Partners Large Cap Value Fund and Boston Partners Mid Cap Value Fund of The RBB Fund, Inc., for the period ended August 31, 1997, into the Statement of Additional Information.

   (BULLET) The reference to our Firm under the heading "Financial Highlights" in the Prospectus and under the heading "Miscellaneous-Independent Accountants" in the Statement of Additional Information.





Coopers & Lybrand L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
December 1, 1997